SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 2, 2003

Date of Report (Date of
earliest event reported)

QUINTON CARDIOLOGY SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-49755	94-3300396

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)

(425) 402-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2.     Acquisition or Disposition of Assets.

     On December 23, 2002, Quinton Cardiology Systems, Inc. (“Quinton”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Spacelabs Medical, Inc., a California corporation (“Spacelabs”), Spacelabs Burdick, Inc., a Delaware corporation (“Burdick”), and Datex-Ohmeda, Inc., a Delaware corporation, to purchase from Spacelabs all of the outstanding shares of capital stock of Burdick, its wholly owned subsidiary (the “Acquisition”). Burdick is a leading supplier of ECG carts, Holter monitors and cardiology information systems to U.S. physicians’ offices. The Acquisition closed on January 2, 2003.

     The consideration for the Acquisition was cash of $24,000,000, subject to certain holdback and post-closing adjustment provisions. The purchase price was determined by the arms-length negotiations between the parties. Quinton funded approximately $20,225,000 of the purchase price with proceeds remaining from its May 2002 initial public offering. The remainder of the purchase price was funded through a credit facility with Silicon Valley Bank and a purchase price holdback.

     The foregoing summary is qualified in its entirety by reference to the full text of the Purchase Agreement previously filed on Form 8-K, which is incorporated herein by reference.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit Index

Exhibit
Number	Description

23.1	Consent of KPMG LLP.

99.1	Spacelabs Burdick, Inc. Consolidated Financial Statements as of December 31, 2001 and 2002, for the years ended December 31, 2000 and 2001, for the period January 1, 2002 through July 2, 2002, and for the period July 3, 2002 through December 31, 2002 (With Independent Auditors’ Report Thereon).

99.2	Quinton Cardiology Systems, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the year ended December 31, 2002.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTON CARDIOLOGY SYSTEMS, INC.

By:	/s/ Michael K. Matysik

Michael K. Matysik Senior Vice President and Chief Financial Officer

Dated: March 18, 2003

3